Exhibit 99.1

www.angieslist.com

Angie’s List Reports Fourth Quarter and Fiscal Year 2013 Results

●	Fourth quarter revenue was $68.8 million, up 49% over the prior year quarter; Fiscal year 2013 revenue was $245.6 million, up 58% compared to fiscal year 2012

●	Cost per acquisition ("CPA") in the fourth quarter was $52; Fiscal year 2013 CPA was $72, a decrease of 1% over the prior year period

●	Fourth quarter earnings per share of $0.05, includes $4.0 million accrual for pending settlement of litigation

●	Cash provided by operations for fiscal year 2013 was $8.9 million

INDIANAPOLIS – February 12, 2014 – Angie’s List, Inc. (NASDAQ: ANGI) announced today fourth quarter and fiscal year 2013 financial results for the year ended December 31, 2013.

“We are reporting a solid fourth quarter capping a year that included many significant milestones,” said Angie’s List CEO Bill Oesterle. “We executed well on our strategic objectives in 2013, including making meaningful investments in our products and technology, strengthening our ability to monetize our membership through our marketplace initiatives and delivering excellent improvements in operating leverage.”

Key Operating Metrics

Three months ended
	12/31/13	12/31/12	Change
Total paid memberships (end of period)	2,484,059	1,787,394	39%
Gross paid memberships added (in period)	224,702	230,921	(3% )
Marketing cost per paid membership acquisition (in period)	$52	$39	33%
First-year membership renewal rate (in period)	71%	71%	flat
Average membership renewal rate (in period)	75%	75%	flat
Participating service providers (end of period)	46,329	35,952	29%
Total service provider contract value (end of period, in thousands)	$194,137	$132,646	46%

Twelve months ended
	12/31/13	12/31/12	Change
Gross paid memberships added (in period)	1,218,258	1,092,935	11%
Marketing cost per paid membership acquisition (in period)	$72	$73	(1%	)
First-year membership renewal rate (in period)	74%	75%	(1.0) pts
Average membership renewal rate (in period)	78%	78%	flat

Market Cohort Analysis

“We recorded very good performance from each of our cohorts in 2013,” continued Oesterle. “Each one demonstrated growing membership, deepening penetration rates and increasing contribution.”

Cohort	# of Markets	Avg. Revenue/ Market	Membership Revenue/Paid Membership	Service Provider Revenue/Paid Membership	Avg. Marketing Expense/ Market	Total Paid Memberships	Estimated Penetration Rate *	Annual Membership Growth Rate

Pre 2003	10	$6,329,201	$39.16	$113.65	$1,317,075	470,206	11.5%	31%

2003 - 2007	35	4,385,040	34.39	97.74	1,384,373	1,350,130	9.0%	39%

2008 - 2010	103	253,976	16.84	36.08	193,802	574,024	9.3%	38%

Post 2010	105	24,119	12.46	26.17	56,170	89,699	4.9%	**

	253					2,484,059

Cohort table presents financial and operational data for the twelve months ended 12/31/2013

* Demographic information used in penetration rate calculations is based on a third party study we commissioned in January, 2014.

   According to the study, the number of U.S. households in our target demographic was 30 million.

** Not meaningful

Fourth Quarter Results

Fourth quarter 2013 total revenue was $68.8 million, an increase of 49 percent compared to $46.2 million in the prior year period. Membership revenue in the fourth quarter of 2013 was $17.7 million, an increase of 29 percent compared to the prior year period. Service provider revenue was the largest component of total revenue at $51.0 million, and the fastest growing with a 57 percent growth rate year-over-year. Service provider revenue includes revenue from advertising contracts and fees from e-commerce transactions. Advertising revenue was $45.0 million in the fourth quarter of 2013, an increase of 55 percent compared to the prior year period and e-commerce revenue was $6.0 million, an increase of 72 percent year-over-year.

Marketing expense increased 30 percent, or $2.7 million, compared to the prior year period. General and Administrative expense in the fourth quarter of 2013 includes a $4.0 million accrual for the pending settlement of certain litigation. Angie’s List and Plaintiff have agreed in principle to settlement terms, which remain subject to court approval. Including the pending settlement accrual, net income was $2.8 million, with selling expense of $24.6 million and marketing expense of $11.6 million, compared to a net income of $2.4 million with selling expense of $15.6 million and marketing expense of $8.9 million in the prior year period. Adjusted EBITDA, a non-GAAP financial measure, was $9.9 million, compared to $4.4 million in the prior year period.

Fiscal Year 2013 Results

Fiscal year 2013 revenue was $245.6 million, an increase of 58 percent from $155.8 million in the prior year period. Membership revenue of $65.3 million increased 37 percent year-over-year and service provider revenue of $180.3 million increased 67 percent compared to the prior year period. Marketing expense increased 9 percent, or $7.3 million, over the prior year period while CPA decreased to $72 from $73. Total new gross paid memberships added in 2013 were 1,218,258 compared to adding 1,092,935 in 2012.

Net loss was $33.0 million for fiscal year 2013, with selling expense of $90.1 million and marketing expense of $87.5 million, compared to a net loss of $52.9 million with selling expense of $58.6 million and marketing expense of $80.2 million in the prior year period.

Adjusted EBITDA, a non-GAAP financial measure, was a loss of $18.9 million, compared to a loss of $45.3 million in the prior year period. The cash and investments balance at December 31, 2013 was $55.9 million. In addition, we have $15.0 million of unused capacity on our line of credit.

“We made investments across the business in 2013 to grow our membership and service provider base and develop innovative products and tools to ease the challenges our members face in fulfilling their local service needs,” said Tom Fox, Angie’s List CFO. “We are very pleased with our continued operating leverage progress and the significant improvement in our cash generation. Looking ahead, we will continue to invest to drive growth in the business with a keen focus on products that enhance the experience for both members and service providers.”

Business Outlook

The Company’s financial and operating expectations for the first quarter of 2014 are as follows:

●	Total revenue of $71.5 million to $72.5 million.
●	Marketing expense of $22.5 million to $23.5 million.

Conference Call Information

The company will host a conference call on February 12, 2014 at approximately 5:00 PM (ET) / 2:00 PM (PT) to discuss the quarterly financial results with the investment community. A live webcast of the event will be available on the Angie’s List Investor Relations website at http://investor.angieslist.com/

A live domestic dial-in is available at (877) 380-5664 or (253) 237-1143 internationally. An audio replay will be available at (855) 859-2056 domestically or (404) 537-3406 internationally, using Conference ID 34824285 through February 18, 2014.

Live audio webcast of the presentation will be available on the Angie’s List Investor Relations website at http://investor.angieslist.com/

About Angie’s List

Angie’s List helps consumers have happy transactions with local service professionals in more than 720 categories of service, ranging from home improvement to health care. More than 2 million subscribers across the U.S. share their consumer experiences and use Angie’s List to gain unlimited access to local ratings, exclusive discounts, the Angie’s List magazine, the Angie’s List complaint resolution service and information about how to make the most of their home improvement projects.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), Angie’s List has disclosed in this press release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP Adjusted EBITDA, which Angie’s List defines as earnings before interest, income taxes, depreciation and amortization, and excluding non-cash stock-based compensation and the litigation settlement accrual. Angie’s List uses Adjusted EBITDA internally in analyzing its financial results and has determined to disclose this measure to investors because it believes it will be useful to them, as a supplement to GAAP measures, in evaluating Angie’s List’s operating performance relative to its industry sector and competitors. Angie’s List believes that the use of Adjusted EBITDA provides additional insight for investors to use in evaluation of ongoing operating results and trends from period to period. However, non-GAAP financial measures such as Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Angie’s List is subject to litigation in the ordinary course of its business, and the settlement of litigation can adversely affect its operating results and financial condition. Angie’s List has significant uses of cash flows, including capital expenditures and other contractual commitments, interest payments and income taxes that are not reflected in Adjusted EBITDA. Adjusted EBITDA does not consider the potentially dilutive impact of issuing non-cash stock-based compensation to Angie’s List’s management and other employees. It should also be noted that other companies, including companies in the same industry, may calculate Adjusted EBITDA in a different manner than Angie’s List. Angie's List has provided a reconciliation of Adjusted EBITDA measure to the most directly comparable GAAP financial measure.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, future marketing expense and growth opportunities. These forward-looking statements are based on Angie’s List’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to accurately measure and predict revenue per paid membership, membership acquisition costs or costs associated with servicing our members; our ability to protect our brand and maintain our reputation among consumers and local service providers; our ability to attract and retain local service providers to advertise on our service; our ability to increase our pricing on memberships and service provider contracts as we increase our market penetration; our ability to replicate our business model in our less penetrated markets; our success in converting consumers and local service providers into paid memberships and participating service providers; competitive factors; our ability to stay abreast of modified or new laws and regulations applying to our business, including those regarding sales or transaction taxes and privacy regulation; threatened or actual litigation; our ability to adequately protect our intellectual property; our ability to manage our growth; the fact that the settlement of pending litigation remains subject to court approval; other threatened or actual litigation; and general economic conditions worldwide.

Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including Angie’s List’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

These documents are or will be available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at http://investor.angieslist.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

CONTACT:

Investor Relations at Angie’s List

888-619-2655

investorrelations@angieslist.com

Or

Tom Ward	Cheryl Reed
Investor Relations	Public Relations
317-808-4527	317-396-9134
tomw@angieslist.com	cherylr@angieslist.com

Angie’s List, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2013	2012
	(Unaudited)
Assets
Cash and cash equivalents	$34,803	$42,638
Restricted cash	50	50
Short term investments	21,055	10,460
Accounts receivable, net	12,385	7,787
Prepaid expenses and other current assets	13,651	19,810
Total current assets	81,944	80,745

Property and equipment, net	18,657	12,079
Goodwill	1,145	415
Amortizable intangible assets, net	3,500	2,356
Deferred financing fees, net	397	634
Total assets	$105,643	$96,229

Liabilities and stockholders’ equity (deficit)
Accounts payable	$6,838	$6,489
Accrued liabilities	21,770	14,058
Deferred membership revenue	35,560	27,627
Deferred advertising revenue	39,448	23,160
Total current liabilities	103,616	71,334

Long-term debt, including accrued interest	14,918	14,869
Deferred membership revenue, noncurrent	4,909	4,330
Deferred advertising revenue, noncurrent	521	214
Deferred income taxes	169	163
Total liabilities	124,133	90,910

Stockholders’ equity (deficit):
Common stock	67	66
Additional paid-in-capital	257,505	248,326
Treasury stock	(23,719)	(23,719)
Accumulated deficit	(252,343)	(219,354)
Total stockholders’ equity (deficit)	(18,490)	5,319
Total liabilities and stockholders’ equity (deficit)	$105,643	$96,229

Angie’s List, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Revenue
Membership	$17,709	$13,681	$65,307	$47,717
Service provider	51,047	32,498	180,335	108,082
Total revenue	68,756	46,179	245,642	155,799

Operating expenses
Operations and support	10,654	7,450	40,072	27,081
Selling	24,561	15,622	90,143	58,596
Marketing	11,613	8,914	87,483	80,230
Technology	6,848	4,647	26,197	16,870
General and administrative	11,809	6,635	32,828	24,055
Total Operating Expenses	65,485	43,268	276,723	206,832
Operating income (loss)	3,271	2,911	(31,081)	(51,033)

Interest expense, net	473	476	1,868	1,856
Income (loss) before income taxes	2,798	2,435	(32,949)	(52,889)
Income tax (benefit) expense	(5)	5	40	5
Net income (loss)	$2,803	$2,430	$(32,989)	$(52,894)

Net income (loss) per common share
Basic	$0.05	$0.04	$(0.57)	$(0.92)
Diluted	$0.05	$0.04	$(0.57)	$(0.92)

Weighted average common shares outstanding
Basic	58,429	57,831	58,231	57,486
Diluted	58,893	57,889	58,231	57,486

Non-cash stock-based compensation
Operations and support	$12	$--	$64	$--
Selling	46	--	147	--
Technology	73	199	17	762
General and administrative	1,267	531	3,836	2,181
Total non-cash stock-based compensation	$1,398	$730	$4,064	$2,943

Reconciliation of adjusted EBITDA (loss) to net income (loss) (Unaudited):
Net income (loss):	$2,803	$2,430	$(32,989)	$(52,894)
Income tax (benefit) expense	(5)	5	40	5
Interest expense, net	473	476	1,868	1,856
Depreciation and amortization	1,195	793	4,069	2,753
Pending litigation settlement accrual	4,000	---	4,000	----
Non-cash stock-based compensation	1,398	730	4,064	2,943
Adjusted EBITDA (loss)	$9,864	$4,434	$(18,948)	$(45,337)

Angie’s List, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
	2013	2012
	(Unaudited)
Operating activities
Net loss	$(32,989)	$(52,894)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,069	2,753
Deferred income taxes	6	5
Amortization of debt discount, deferred financing fees and bond premiums	527	312
Non-cash stock-based compensation expense	4,064	2,943

Changes in certain assets:
Accounts receivable, net	(4,598)	(3,850)
Prepaid expenses and other current assets	6,159	(7,975)
Changes in certain liabilities:
Accounts payable	(1,151)	1,223
Accrued liabilities	7,712	3,541
Deferred advertising revenue	16,595	9,492
Deferred membership revenue	8,512	11,053
Net cash provided by (used in) operating activities	8,906	(33,397)

Investing activities
Restricted cash	--	250
Purchases of short-term investments, net	(10,836)	(10,491)
Acquisition of business assets	(2,150)	--
Property and equipment	(8,102)	(9,730)
Data acquisition costs	(769)	(2,035)
Net cash used in investing activities	(21,857)	(22,006)

Financing activities
Proceeds from common stock issuances under employee stock option plans	5,116	807
Sale of common stock, net of costs	--	8,627
Net cash provided by financing activities	5,116	9,434

Net decrease in cash and cash equivalents	(7,835)	(45,969)
Cash and cash equivalents at beginning of period	42,638	88,607
Cash and cash equivalents at end of period	$34,803	$42,638